SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2002

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

333-50126
(Commission File Number)

Delaware	95-4849715
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3701 Wilshire Boulevard
Suite 220
Los Angeles, California 90010
(Address of principal executive offices, with zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On September 26, 2002, Nara Bancorp, Inc., issued a press release regarding an agreement between Nara Bank, N.A. (“Nara Bank”), a wholly owned subsidiary of Nara Bancorp, Inc., and the Industrial Bank of Korea - New York Branch (“IBK”), for the assumption by Nara Bank of approximately $58 million of IBK’s FDIC insured deposits as well as the acquisition of certain loans totaling approximately $1 million. The completion of the transaction is subject to regulatory approval and customary closing conditions, and is expected to be completed in the fourth quarter of 2002. Further details are set forth in the press release attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.,
(Registrant)

Date: September 25, 2002	By:	/s/ Bon T. Goo

Bon T. Goo Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release of the Registrant.